Exhibit 99.1
Recast Regulation G Reconciliations - Results from Operations

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended March 31, 2024
As reported, continuing operations	$542	$128	23.6%		$405	$1.71
Includes:
Acquisition-related amortization expense	35	9	24.6%		26	0.11
Business restructuring-related costs, net(2)	11	3	27.4%	`	8	0.03
Portfolio optimization(3)	6	2	24.2%		4	0.02
Adjusted, continuing operations, excluding certain items	$594	$142	23.9%		$443	$1.87

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended June 30, 2024
As reported, continuing operations	$651	$149	22.9%		$493	$2.09
Includes:
Acquisition-related amortization expense	35	8	24.6%		27	0.11
Business restructuring-related costs, net(2)	4	2	46.0%	`	2	0.01
Portfolio optimization(3)	26	8	31.3%		18	0.08
Legacy environmental remediation charges(4)	20	5	24.3%		15	0.06
Adjusted, continuing operations, excluding certain items	$736	$172	23.4%		$555	$2.35

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate	Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended September 30, 2024
As reported, continuing operations	$578	$128	22.1%	$444	$1.90
Includes:
Acquisition-related amortization expense	30	7	24.4%	23	0.10
Portfolio optimization(3)	10	2	24.3%	8	0.03
Adjusted, continuing operations, excluding certain items	$618	$137	22.2%	$475	$2.03

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended December 31, 2024
As reported, continuing operations	$81	$70	86.4%		$2	$0.01
Includes:
Acquisition-related amortization expense	32	8	24.4%		24	0.10
Business restructuring-related costs, net(2)	362	48	13.2%	`	314	1.35
Portfolio optimization(3)	17	(18)	(104.1%)		35	0.15
Legacy environmental remediation charges(4)	4	1	24.3%		3	0.01
Insurance recoveries(6)	(4)	(1)	24.3%		(3)	(0.01)
Adjusted, continuing operations, excluding certain items	$492	$108	22.0%		$375	$1.61

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Year-ended December 31, 2024
As reported, continuing operations	$1,852	$475	25.6%		$1,344	$5.72
Includes:
Acquisition-related amortization expense	132	32	24.2%		100	0.42
Business restructuring-related costs, net(2)	377	53	14.1%	`	324	1.39
Portfolio optimization(3)	59	(6)	(10.2%)		65	0.28
Legacy environmental remediation charges(4)	24	6	25.0%		18	0.07
Insurance recoveries(6)	(4)	(1)	25.0%		(3)	(0.01)
Adjusted, continuing operations, excluding certain items	$2,440	$559	22.9%		$1,848	$7.87

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended March 31, 2023
As reported, continuing operations	$333	$76	22.8%		$248	$1.05
Includes:
Acquisition-related amortization expense	37	9	24.5%		28	0.12
Pension settlement charge(7)	190	46	24.2%	`	144	0.61
Insurance recoveries(6)	(9)	(2)	24.3%		(7)	(0.03)
Adjusted, continuing operations, excluding certain items	$551	$129	23.4%		$413	$1.75

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended June 30, 2023
As reported, continuing operations	$616	$142	23.1%		$466	$1.96
Includes:
Acquisition-related amortization expense	37	9	24.6%		28	0.12
Business restructuring-related costs, net(2)	10	2	24.0%	`	8	0.03
Portfolio optimization(3)	7	2	24.3%		3	0.01
Adjusted, continuing operations, excluding certain items	$670	$155	23.1%		$505	$2.12

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended September 30, 2023
As reported, continuing operations	$532	$116	21.8%		$406	$1.71
Includes:
Acquisition-related amortization expense	36	9	23.9%		27	0.11
Business restructuring-related costs, net(2)	15	3	22.9%	`	12	0.05
Portfolio optimization(3)	15	(12)	(77.2%)		27	0.11
Adjusted, continuing operations, excluding certain items	$598	$116	19.4%		$472	$1.98

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Quarter-ended December 31, 2023
As reported, continuing operations	$209	$94	45.0%		$103	$0.43
Includes:
Acquisition-related amortization expense	44	12	27.3%		32	0.13
Business restructuring-related costs, net(2)	16	3	18.8%	`	13	0.06
Portfolio optimization(3)	31	3	9.7%		28	0.12
Legacy environmental remediation charges(4)	24	7	23.3%		17	0.07
Impairment and other related charges(5)	160	—	—%		160	0.67
Insurance recoveries(6)	(7)	(2)	28.6%		(5)	(0.02)
Argentina currency devaluation losses(8)	20	(4)	(20.0%)		24	0.10
Adjusted, continuing operations, excluding certain items	$497	$113	22.7%		$372	$1.56

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Year-ended December 31, 2023
As reported, continuing operations	$1,690	$428	25.3%		$1,223	$5.16
Includes:
Acquisition-related amortization expense	154	39	25.3%		115	0.48
Business restructuring-related costs, net(2)	41	8	19.5%	`	33	0.14
Portfolio optimization(3)	53	(7)	(13.2%)		58	0.24
Legacy environmental remediation charges(4)	24	7	23.3%		17	0.07
Impairment and other related charges(5)	160	—	—%		160	0.67
Insurance recoveries(6)	(16)	(4)	25.0%		(12)	(0.05)
Pension settlement charge(7)	190	46	24.2%	`	144	0.61
Argentina currency devaluation losses(8)	20	(4)	(20.0%)		24	0.10
Adjusted, continuing operations, excluding certain items	$2,316	$513	22.2%		$1,762	$7.42

($ in millions, except percentages and per share amounts)	Income Before Income Taxes	Income Tax Expense	Effective Tax Rate		Net Income (attributable to PPG)	Earnings per Diluted Share(1)
Year-ended December 31, 2022
As reported, continuing operations	$1,355	$320	23.6%		$1,007	$4.24
Includes:
Acquisition-related amortization expense	145	35	24.1%		110	0.46
Business restructuring-related costs, net(2)	72	18	25.3%	`	54	0.23
Portfolio optimization(3)	10	(2)	(20.0%)		12	0.05
Impairment and other related charges(5)	231	29	12.7%		202	0.86
Adjusted, continuing operations, excluding certain items	$1,813	$400	22.1%		$1,385	$5.84
(1)Earnings per diluted share is calculated based on unrounded numbers. Figures in the table may not recalculate due to rounding.

(2)Business restructuring-related costs, net include business restructuring charges, offset by releases related to previously approved programs, which are included in Business restructuring, net on the consolidated statement of income, accelerated depreciation of certain assets, which is included in Depreciation on the consolidated statement of income, and other restructuring-related costs, which are included in Cost of sales, exclusive of depreciation and amortization and Selling, general and administrative on the consolidated statement of income. Business restructuring-related costs, net also includes the fourth quarter 2024 recognition of accumulated foreign currency translation losses of $110 million related to the Company's exit of its Argentina operations in connection with a restructuring program, which are included in Other (income)/

charges, net in the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 recognition of the accumulated foreign currency translation losses.

(3)Portfolio optimization includes gains and losses related to the sale of certain assets, which are included in Other (income)/charges, net on the consolidated statement of income, including the gain of $129 million on the sale of the Company's silicas products business in the fourth quarter 2024, and the losses on the sales of the Company's traffic solutions business in Argentina in the second quarter 2024, the Company's European and Australian Traffic Solutions businesses in the fourth quarter 2023 and the Company's legacy industrial Russian operations in the third quarter 2023. Portfolio optimization includes advisory, legal, accounting, valuation, other professional or consulting fees and certain internal costs directly incurred to effect acquisitions, as well as similar fees and other costs to effect divestitures and other portfolio optimization exit actions. These costs are included in Selling, general and administrative expense on the consolidated statement of income. Portfolio optimization also includes an impairment charge of $146 million recognized during the fourth quarter 2024 when the Company's remaining operations in Russia were classified as held for sale, which is included in Impairment and other related charges, net on the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 impairment charge.

(4)Legacy environmental remediation charges represent environmental remediation costs at certain non-operating PPG manufacturing sites. These charges are included in Other (income)/charges, net in the consolidated statement of income.

(5)In the fourth quarter 2023, the Company recorded impairment and other related charges due to a non-cash goodwill impairment recognized for the Traffic Solutions reporting unit as a result of its annual goodwill impairment test. The fair value of the Traffic Solutions reporting unit decreased primarily due to increases in the cost of capital (discount rate assumption) and declines in the reporting unit’s long-term forecast driven by challenges at its operations in Argentina due to the highly inflationary environment and changes to the reporting unit’s global footprint, including the fourth quarter 2023 divestiture of its European and Australian businesses. In 2022, the Company recorded impairment and other related charges due to the wind down of the Company’s operations in Russia.

(6)In the fourth quarter 2024 and the fourth quarter 2023, the Company received reimbursement for previously approved insurance claims under policies covering legacy asbestos-related matters. In the first quarter 2023, the Company received reimbursement under its insurance policies for damages incurred at a southern U.S. factory from a winter storm in 2020. These insurance recoveries are included in Other charges/(income), net on the consolidated statement of income.

(7)In the first quarter 2023, PPG purchased group annuity contracts that transferred pension benefit obligations for certain of the Company’s retirees in the U.S. to third-party insurance companies, resulting in a non-cash pension settlement charge.

(8)In December 2023, the central bank of Argentina adjusted the official foreign currency exchange rate for the Argentine peso, significantly devaluing the currency relative to the United States dollar. Argentina currency devaluation losses represent foreign currency translation losses recognized during December 2023 related to the devaluation of the Argentine peso, which is included in Other charges/(income), net on the consolidated statement of income.

PPG INDUSTRIES, INC. AND SUBSIDIARIES
RECAST BUSINESS SEGMENT INFORMATION
($ in millions)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024
Net sales to external customers	$966	$1,070	$1,004	$881	$3,921
Cost of sales, exclusive of depreciation and amortization	458	513	494	439	1,904
Selling, general and administrative	301	309	289	287	1,186
Depreciation and amortization	26	26	26	26	104
Other	15	11	12	11	49
Global Architectural segment income	$166	$211	$183	$118	$678

Net sales to external customers	$1,184	$1,418	$1,373	$1,262	$5,237
Cost of sales, exclusive of depreciation and amortization	628	773	755	695	2,851
Selling, general and administrative	245	261	258	253	1,017
Depreciation and amortization	34	34	31	33	132
Other	26	24	23	22	95
Performance Coatings segment income	$251	$326	$306	$259	$1,142

Net sales to external customers	$1,699	$1,747	$1,655	$1,586	$6,687
Cost of sales, exclusive of depreciation and amortization	1,119	1,164	1,132	1,083	4,498
Selling, general and administrative	212	210	207	209	838
Depreciation and amortization	52	53	52	49	206
Other	67	61	64	60	252
Industrial Coatings segment income	$249	$259	$200	$185	$893

Total net sales to external customers	$3,849	$4,235	$4,032	$3,729	$15,845
Total segment income	$666	$796	$689	$562	$2,713
Corporate / Non-Segment Items
Corporate / non-segment unallocated, exclusive of depreciation and amortization	(76)	(67)	(72)	(76)	(291)
Corporate / non-segment depreciation and amortization	(18)	(11)	(10)	(11)	(50)
Interest expense, net of interest income	(13)	(17)	(19)	(15)	(64)
Business restructuring-related costs, net(1)	(11)	(4)	—	(362)	(377)
Portfolio optimization(2)	(6)	(26)	(10)	(17)	(59)
Legacy environmental remediation charges(3)	—	(20)	—	(4)	(24)
Insurance recoveries (4)	—	—	—	4	4
Total income from continuing operations before income taxes	$542	$651	$578	$81	$1,852

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023	December 31, 2022
Net sales to external customers	$975	$1,066	$1,037	$943	$4,021	$3,852
Cost of sales, exclusive of depreciation and amortization	495	543	512	472	2,022	2,096
Selling, general and administrative	279	296	293	302	1,170	1,058
Depreciation and amortization	25	25	26	25	101	102
Other	16	16	10	13	55	38
Global Architectural segment income	$160	$186	$196	$131	$673	$558

Net sales to external customers	$1,153	$1,424	$1,322	$1,233	$5,132	$4,792
Cost of sales, exclusive of depreciation and amortization	634	787	779	693	2,893	2,813
Selling, general and administrative	230	246	234	256	966	879
Depreciation and amortization	35	34	35	35	139	142
Other	24	28	32	31	115	111
Performance Coatings segment income	$230	$329	$242	$218	$1,019	$847

Net sales to external customers	$1,753	$1,833	$1,767	$1,736	$7,089	$6,970
Cost of sales, exclusive of depreciation and amortization	1,201	1,235	1,187	1,136	4,759	5,062
Selling, general and administrative	201	217	214	238	870	786
Depreciation and amortization	53	53	53	54	213	207
Other	57	78	67	77	279	269
Industrial Coatings segment income	$241	$250	$246	$231	$968	$646

Total net sales to external customers	$3,881	$4,323	$4,126	$3,912	$16,242	$15,614
Total segment income	$631	$765	$684	$580	$2,660	$2,051
Corporate / Non-Segment Items
Corporate / non-segment unallocated, exclusive of depreciation and amortization	(76)	(86)	(80)	(88)	(330)	(219)
Corporate / non-segment depreciation and amortization	(8)	(10)	(17)	(26)	(61)	(51)
Interest expense, net of interest income	(33)	(36)	(25)	(13)	(107)	(113)
Business restructuring-related costs, net (1)	—	(10)	(15)	(16)	(41)	(72)

Portfolio optimization (2)	—	(7)	(15)	(31)	(53)	(10)
Legacy environmental remediation charges (3)	—	—	—	(24)	(24)	—
Insurance recoveries (4)	9	—	—	7	16	—
Impairment and other related charges, net (5)	—	—	—	(160)	(160)	(231)
Argentina currency devaluation losses (6)	—	—	—	(20)	(20)	—
Pension settlement charge (7)	(190)	—	—		(190)	—
Total income from continuing operations before income taxes	$333	$616	$532	$209	$1,690	$1,355
(1)Business restructuring-related costs, net include business restructuring charges, offset by releases related to previously approved programs, which are included in Business restructuring, net on the consolidated statement of income, accelerated depreciation of certain assets, which is included in Depreciation on the consolidated statement of income, and other restructuring-related costs, which are included in Cost of sales, exclusive of depreciation and amortization and Selling, general and administrative on the consolidated statement of income. Business restructuring-related costs, net also includes the fourth quarter 2024 recognition of accumulated foreign currency translation losses of $110 million related to the Company's exit of its Argentina operations in connection with a restructuring program, which are included in Other (income)/charges, net in the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 recognition of the accumulated foreign currency translation losses.

(2)Portfolio optimization includes gains and losses related to the sale of certain assets, which are included in Other (income)/charges, net on the consolidated statement of income, including the gain of $129 million on the sale of the Company's silicas products business in the fourth quarter 2024, and the losses on the sales of the Company's traffic solutions business in Argentina in the second quarter 2024, the Company's European and Australian Traffic Solutions businesses in the fourth quarter 2023 and the Company's legacy industrial Russian operations in the third quarter 2023. Portfolio optimization includes advisory, legal, accounting, valuation, other professional or consulting fees and certain internal costs directly incurred to effect acquisitions, as well as similar fees and other costs to effect divestitures and other portfolio optimization exit actions. These costs are included in Selling, general and administrative expense on the consolidated statement of income. Portfolio optimization also includes an impairment charge of $146 million recognized during the fourth quarter 2024 when the Company's remaining operations in Russia were classified as held for sale, which is included in Impairment and other related charges, net on the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 impairment charge.

(3)Legacy environmental remediation charges represent environmental remediation costs at certain non-operating PPG manufacturing sites. These charges are included in Other (income)/charges, net in the consolidated statement of income.

(4)In the fourth quarter 2024 and the fourth quarter 2023, the Company received reimbursement for previously approved insurance claims under policies covering legacy asbestos-related matters. In the first quarter 2023, the Company received reimbursement under its insurance policies for damages incurred at a southern U.S. factory from a winter storm in 2020. These insurance recoveries are included in Other charges/(income), net on the consolidated statement of income.

(5)In the fourth quarter 2023, the Company recorded impairment and other related charges due to a non-cash goodwill impairment recognized for the Traffic Solutions reporting unit as a result of its annual goodwill impairment test. The fair value of the Traffic Solutions reporting unit decreased primarily due to increases in the cost of capital (discount rate assumption) and declines in the reporting unit’s long-term forecast driven by challenges at its operations in Argentina due to the highly inflationary environment and changes to the reporting unit’s global footprint, including the fourth quarter 2023 divestiture of its European and Australian businesses. In 2022, the Company recorded impairment and other related charges due to the wind down of the Company’s operations in Russia.

(6)In December 2023, the central bank of Argentina adjusted the official foreign currency exchange rate for the Argentine peso, significantly devaluing the currency relative to the United States dollar. Argentina currency devaluation losses represent foreign currency translation losses recognized during December 2023 related to the devaluation of the Argentine peso, which is included in Other charges/(income), net on the consolidated statement of income.

(7)In the first quarter 2023, PPG purchased group annuity contracts that transferred pension benefit obligations for certain of the Company’s retirees in the U.S. to third-party insurance companies, resulting in a non-cash pension settlement charge.

PPG INDUSTRIES, INC. AND SUBSIDIARIES
RECAST QUARTERLY INFORMATION
($ in millions)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	December 31, 2024(1)
Net sales to external customers	$ 3,849	$ 4,235	$ 4,032	$ 3,729	$ 15,845
Cost of sales, exclusive of depreciation and amortization	$ 2,205	$ 2,450	$ 2,380	$ 2,217	$ 9,252
Net income attributable to PPG
Continuing operations	$ 405	$ 493	$ 444	$ 2	$ 1,344
Discontinued operations	(5)	35	24	(282)	(228)
Net income	$ 400	$ 528	$ 468	$ (280)	$ 1,116
Earnings (loss) per common share
Continuing operations	$ 1.72	$ 2.10	$ 1.90	$ 0.01	$ 5.73
Discontinued operations	(0.02)	0.15	0.11	(1.22)	(0.98)
Earnings per common share	$ 1.70	$ 2.25	$ 2.01	$ (1.21)	$ 4.75
Earnings per common share - assuming dilution
Continuing operations	$ 1.71	$ 2.09	$ 1.90	$ 0.01	$ 5.71
Discontinued operations	(0.02)	0.15	0.10	(1.21)	(0.98)
Earnings per common share - assuming dilution	$ 1.69	$ 2.24	$ 2.00	$ (1.20)	$ 4.73

Weighted average shares	235.6	234.5	233.3	231.8	233.8
Weighted average shares - assuming dilution	236.9	235.7	234.3	232.8	234.9

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in millions)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023(1)

Net sales to external customers	$ 3,881	$ 4,323	$ 4,126	$ 3,912	$ 16,242
Cost of sales, exclusive of depreciation and amortization	$ 2,331	$ 2,567	$ 2,479	$ 2,301	$ 9,678
Net income attributable to PPG
Continuing operations	$ 248	$ 466	$ 406	$ 103	$ 1,223
Discontinued operations	16	24	20	(13)	47
Net income	$ 264	$ 490	$ 426	$ 90	$ 1,270
Earnings (loss) per common share					-
Continuing operations	$ 1.05	$ 1.97	$ 1.72	$ 0.44	$ 5.18
Discontinued operations	0.07	0.11	0.08	(0.06)	0.20
Earnings per common share	$ 1.12	$ 2.08	$ 1.80	$ 0.38	$ 5.38
Earnings per common share - assuming dilution
Continuing operations	$ 1.05	$ 1.96	$ 1.71	$ 0.43	$ 5.15
Discontinued operations	0.06	0.10	0.08	(0.05)	0.19
Earnings per common share - assuming dilution	$ 1.11	$ 2.06	$ 1.79	$ 0.38	$ 5.34

Weighted average shares	235.8	236	236.2	236.2	236.0
Weighted average shares - assuming dilution	236.9	237.3	237.5	237.3	237.2
(1) Full year earnings per share was calculated using full year weighted average shares outstanding. As such, the sum of the quarters may not equal total earnings per share for the year.
Note that the historical amounts shown above have been recast to present the results of the architectural coatings business in the United States and Canada as discontinued operations.